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Laura Rossi
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(305) 460-8728

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AMERANT BANCORP INC. RESCHEDULES THIRD QUARTER 2025 FINANCIAL RESULTS AND DECLARES DIVIDEND

CORAL GABLES, FLORIDA, October 22, 2025. Amerant Bancorp Inc. (NYSE: AMTB) (the “Company” or “Amerant”) today announced that its third quarter 2025 earnings release and investor conference call, originally scheduled for October 23, 2025, will now take place on Tuesday, October 28, 2025, before the market opens. The update allows the Company to complete its customary review process and quarter end closing procedures.

Once results are released, investors may access Amerant’s earnings results at https://investor.amerantbank.com by choosing “Financial Results” under the “Financials Info” heading.

Also, on Tuesday, October 28, 2025, Jerry Plush, Chairman and Chief Executive Officer, and Sharymar Calderón, Senior Executive Vice-President and Chief Financial Officer, will host a conference call at 8:30 AM ET to discuss the Company’s financial and operating results for the quarter.

Finally, on October 22, 2025, at the Company’s regularly scheduled Board of Directors meeting, the Board declared a cash dividend of $0.09 per-share of Amerant common stock. The dividend is payable on November 28, 2025, to shareholders of record at the close of business on November 14, 2025.

About Amerant Bancorp Inc. (NYSE: AMTB)
Amerant Bancorp Inc. is a bank holding company headquartered in Coral Gables, Florida since 1979. The Company operates through its main subsidiary, Amerant Bank, N.A. (the “Bank”), as well as its other subsidiary Amerant Investments, Inc. The Company provides individuals and businesses with deposit, credit and wealth management services. The Bank, which has operated for over 45 years, is headquartered in Florida and operates 22 banking centers – 20 in South Florida and 2 in Tampa, Florida. For more information, visit investor.amerantbank.com.
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